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                                                                   EXHIBIT 10(B)



    Third Restatement of The Scotts Company Profit Sharing and Savings
    Plan

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                              THIRD RESTATEMENT OF

                               THE SCOTTS COMPANY

                        PROFIT SHARING AND SAVINGS PLAN



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                              THIRD RESTATEMENT OF
                               THE SCOTTS COMPANY
                        PROFIT SHARING AND SAVINGS PLAN


                                  TABLE OF CONTENTS

SECTION                                                                     PAGE
-------                                                                     ----

  1.     DEFINITIONS........................................................  1

  2.     PARTICIPATION......................................................  9
  2.1.   Eligibility........................................................  9
  2.2.   Breaks in Service..................................................  9
  2.3.   Change in Status................................................... 10
  2.4.   Erroneous Omission or Inclusion of Employee........................ 10
  2.5.   Waiver of Participation............................................ 10

  3.     CONTRIBUTIONS...................................................... 10
  3.1.   Profit Sharing Contributions....................................... 10
  3.2.   Savings Contributions.............................................. 11
  3.3.   Limits on Elective Profit Sharing and Savings Contributions........ 11
  3.4.   Timing of Contributions............................................ 13
  3.5.   Rollover Contributions............................................. 13
  3.6.   Exclusive Benefit; Refund of Contributions......................... 14
  3.7.   Annual Additions and Limitations................................... 14
  3.8.   Fail-Safe Allocations of Profit Sharing Contributions.............. 16

  4.     INVESTMENT......................................................... 16
  4.1.   Investment Direction............................................... 16
  4.2.   Investment Funds................................................... 16
  4.3.   Investment in Employment Securities................................ 17
  4.4.   Voting Employer Securities......................................... 17
  4.5.   Tender Offers...................................................... 17
  4.6.   Investment Managers................................................ 17
  4.7.   Section 16 Persons................................................. 18

  5.     VALUATIONS AND CREDITING........................................... 18
  5.1.   Valuations......................................................... 18
  5.2.   Credits to and Charges Against Accounts............................ 18
  5.3.   Expenses........................................................... 18


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  6.     BENEFITS........................................................... 19
  6.1.   Forms of Benefit Payments.......................................... 19
  6.2.   Retirement Benefit................................................. 20
  6.3.   Death Benefit...................................................... 21
  6.4.   In-Service Distributions........................................... 21
  6.5.   Advance Distribution for Hardship.................................. 22
  6.6.   Loans to Participants.............................................. 23
  6.7.   Latest Commencement of Benefits.................................... 23
  6.8.   Post-Distribution Credits.......................................... 24
  6.9.   Prevention of Escheat.............................................. 24
  6.10   Transfers to Affiliates' Plans..................................... 24
  6.11   Merger of the Stern's Miracle-Gro Products, Inc. Employees 401(k)
         Savings Plan....................................................... 24

  7.     TOP-HEAVY PLAN PROVISIONS.......................................... 24
  7.1.   Minimum Benefits................................................... 24
  7.2.   Adjustment in Benefit Limitations.................................. 25

  8.     CLAIMS PROCEDURES.................................................. 25
  8.1.   Application for Benefits........................................... 25
  8.2.   Appeal of Denial of Claim for Benefits............................. 25
  8.3.   Effect of Administrative Committee Decision........................ 26

  9.     ALLOCATION OF AUTHORITY AND RESPONSIBILITY......................... 26
  9.1.   Authority and Responsibilities of the Administrative Committee..... 26
  9.2.   Authority and Responsibilities of the Advisory Committee........... 27
  9.3.   Authority and Responsibilities of the Investment Committee......... 27
  9.4.   Appointment and Tenure............................................. 27
  9.5.   Meetings; Majority Rule............................................ 27
  9.6.   Compensation....................................................... 28
  9.7.   Indemnification.................................................... 28
  9.8.   Authority and Responsibilities of the Company...................... 28
  9.9.   Obligations of Named Fiduciaries................................... 28

  10.    AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS
         OF THE PLAN........................................................ 28
  10.1.  Amendment.......................................................... 28
  10.2.  Plan Termination................................................... 29
  10.3.  Permanent Discontinuance of Profit Sharing Contributions........... 29
  10.4.  Suspension of Profit Sharing Contributions......................... 29
  10.5.  Mergers and Consolidations of Plans................................ 30
  10.6.  Transfers of Assets to or from this Plan........................... 30
  10.7.  Effect of Amendment and Restatement................................ 30


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  11.    PARTICIPATING EMPLOYERS............................................ 30
  11.1.  Adoption by Affiliates............................................. 30
  11.2.  Employee Transfers................................................. 30
  11.3.  Discontinuance of Participation.................................... 30

  12.    MISCELLANEOUS PROVISIONS........................................... 31
  12.1.  Nonalienation of Benefits.......................................... 31
  12.2.  No Contract of Employment.......................................... 32
  12.3.  Title to Assets.................................................... 32
  12.4.  Effect of Admission................................................ 32
  12.5.  Payments to Minors, Etc. .......................................... 32
  12.6.  Approval of Restatement by Internal Revenue Service................ 32
  12.7.  Other Miscellaneous................................................ 32


SIGNATURES.................................................................. 33

APPENDIX A..................................................................




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                              THIRD RESTATEMENT OF
                               THE SCOTTS COMPANY
                        PROFIT SHARING AND SAVINGS PLAN


          WHEREAS, The O.M. Scott & Sons Company established and maintained The O.M. Scott & Sons Company Profit Sharing and Savings Plan (the "Plan") in recognition of the contribution made to its successful operation by its employees and for the exclusive benefit of its eligible employees and their beneficiaries; and

          WHEREAS, The O.M. Scott & Sons Company was merged into The Scotts Company, an Ohio corporation (the "Company"), which assumed sponsorship of the Plan; and

          WHEREAS, the Plan was previously amended and restated effective January 1, 1987 and effective April 1, 1992; and

          WHEREAS, the Internal Revenue Service requested and approved certain changes in the Plan in connection with the issuance of a favorable determination letter dated December 12, 1995; and

          WHEREAS, the Plan was further amended effective as of December 31, 1995 to reflect the merger of the Stern's Miracle-Gro Products, Inc. Employees 401(k) Plan into the Plan; and

          WHEREAS, Company wishes to restate the Plan to reflect such amendments;

          NOW, THEREFORE, the Company hereby amends the Plan in its entirety and restates the Plan as of the Effective Amendment Date to provide as follows:

                                   SECTION 1
                                  DEFINITIONS

          "ACCOUNT" means the account maintained for a Participant, which shall be the entire interest of the Participant in the Trust Fund. Unless otherwise specified, the value of an Account shall be determined as of the Valuation Date coincident with or next following the occurrence of the event to which reference is made. A Participant's Account shall consist of the Participant's Non-Elective Profit Sharing Account, Elective Profit Sharing Account, Savings Account and Rollover Account. A Participant shall always be fully vested in his or her Account.

          "ADMINISTRATIVE COMMITTEE" means the committee appointed as such by the Board of Directors under the provisions of the Plan or, in the absence of such appointment, the Company.

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The Administrative Committee is the administrator of the Plan within the meaning of Section 3(16) of ERISA.

          "AFFILIATE" means any entity which, with the Employer, constitutes either (a) a controlled group of corporations (within the meaning of Section 414(b) of the Code), (b) a group of trades or businesses under common control (within the meaning of Section 414(c) of the Code), (c) an affiliated service group (within the meaning of Section 414(m) of the Code), or (d) a group of entities required to be aggregated pursuant to Section 414(o) of the Code and the regulations thereunder.

          "AGGREGATION GROUP" means (a) the Plan, (b) any plan of the Employer or any Affiliate in which a Key Employee or any of a Key Employee's beneficiaries is a participant, (c) any plan which enables any plan described in (a) or (b) to meet the requirements of Sections 401(a)(4) or 410 of the Code, (d) any plan maintained by the Employer or an Affiliate within the last five years ending on the last day of the immediately preceding Plan Year and would, but for the fact it was terminated, be part of the Aggregation Group, and (e) any plan of the Employer or any Affiliate designated by the Employer, the inclusion of which in the Aggregation Group would not cause the Aggregation Group to fail to meet the requirements of Sections 401(a)(4) and 410 of the Code.

          "BENEFICIARY" means the beneficiary under the Plan of a deceased Participant.

          "BOARD OF DIRECTORS" means the board of directors of the Company.

          "BREAK IN SERVICE" means failure by an Employee to complete more than 500 Hours of Service during any Plan Year. Any Break in Service shall be deemed to have commenced on the first day of the Plan Year in which it occurs. In the case of an absence from work which begins in any Plan Year beginning after December 31, 1984, if an Employee is absent from work for any period by reason of pregnancy, the birth or placement for adoption of a child, or for caring for a child for a period immediately following the birth or placement, then for purposes of determining whether a Break in Service has occurred (and not for purposes of determining Years of Eligibility Service) such Employee shall be credited with the Hours of Service which otherwise normally would have been credited to such Employee, or, if the Administrative Committee is unable to determine the number of such Hours of Service, eight Hours of Service for each day of absence, in any case not to exceed 501 Hours of Service. The Hours of Service credited to an Employee under this definition shall be treated as Hours of Service in the Plan Year in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in such year solely because of such Hours of Service or, in any other case, in the immediately following year. The Administrative Committee may require that the Employee certify and/or supply documentation that his or her absence is for one of the permitted reasons and the number of days for which there was such an absence.

          "CODE" means the Internal Revenue Code of 1986, as now or hereafter amended, construed, interpreted and applied by regulations, rulings or cases.


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          "COMPANY" means The O.M. Scott & Sons Company, a Delaware
corporation, until the merger of The O.M. Scott & Sons Company into The Scotts Company, an Ohio corporation, and The Scotts Company thereafter, and any successor thereto.

          "COMPANY STOCK FUND" means the Investment Fund consisting of Employer Securities and cash or cash equivalents needed to meet the obligations of such fund or for the purchase of Employer Securities.

          "COMPENSATION" means an Employee's wages, salaries, fees for professional service and other amounts received for personal services actually rendered in the course of employment with the Employer (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), but shall not include distributions from a plan of deferred compensation (other than an unfunded non-qualified plan), amounts realized from the exercise of a non-qualified stock option or from the sale, exchange or other disposition of stock acquired under a qualified stock option plan, and other amounts which receive special tax benefits. For purposes of identifying Highly Compensated Employees and computing the Compensation Deferral Limit only, a Participant's Compensation includes amounts which would have been includable in the Participant's income but for the Participant's election to make Savings Contributions, Elective Profit Sharing Contributions, and contributions to a cafeteria plan maintained by the Employer, determined in accordance with Section 414(s) of the Code. Notwithstanding the foregoing, (i) effective for Plan Years beginning after December 31, 1988, Compensation paid by the Employer during any Plan Year in excess of $200,000 as adjusted at the same time and in the same manner as under Section 415(d) of the Code shall be excluded; and (ii) effective for Plan Years beginning after December 31, 1993, Compensation paid by the Employer during any Plan Year in excess of $150,000, adjusted under Section 401(a)(17) of the Code shall be excluded. In determining the Compensation of a Participant for purposes of the $200,000 or $150,000 limit, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Compensation as determined under this paragraph prior to the application of this limitation.

          "COMPENSATION DEFERRAL LIMIT" means the greater of (a) the average actual contribution deferral percentage of Non-Highly Compensated Employees multiplied by 1.25, or (b) the lesser of (i) the average actual contribution deferral percentage of Non-Highly Compensated Employees multiplied by two, or
(ii) the average actual contribution deferral percentage of Non-Highly Compensated Employees plus 2%, as determined under Section 401(k)(3) of the Code and the regulations thereunder. A Participant's actual contribution deferral percentage is the Savings Contributions and Elective Profit Sharing Contributions made for the Participant which may be taken into account for the Plan Year for purposes of Section 401(k)(3) of the Code, divided by the Participant's Compensation while a Participant during the Plan Year. All or any portion of the Non-Elective Profit Sharing Contributions for the Plan Year may be included in the calculation of the Compensation Deferral Limit for the Plan Year at the option of the Employer.

          "EFFECTIVE AMENDMENT DATE" means: (a) in the case of any change in the Plan required by a change in the Code or ERISA, the date on which such change in the Plan is required to be effective; (b) in the case of any change in the Plan for which an effective date is specifically stated elsewhere in the Plan, such date; and (c) in the case of any other change in the Plan, April 1, 1992.

          "ELECTIVE PROFIT SHARING ACCOUNT" means the portion of the Account of a Participant consisting of Elective Profit Sharing Contributions, as adjusted under the Plan.

          "ELECTIVE PROFIT SHARING CONTRIBUTION" means the portion of the Profit Sharing Pool which is allocated to the Participant and which is contributed to the Plan under Section 3.1 on behalf of the Participant, as a result of an absence of an election by the Participant to receive such amount in cash.

          "ELIGIBLE COMPENSATION" means, for the period during a Plan Year that an Employee is a Participant, amounts paid by the Employer plus amounts which would have been includable in a Participant's income but for a Participant's election to make Savings Contributions and contributions to a cafeteria plan maintained by the Employer, which are or would have been (a) wages, (b) salaries and executive, management and sales incentives, (c) overtime, and (d) commissions. Notwithstanding the foregoing, a Participant's Eligible Compensation shall not include amounts paid in lieu of Elective Profit Sharing Contributions and shall not exceed the lesser of (i) effective for Plan Years starting before January 1, 1995, grade 20 midpoint salary as defined in The Scotts Company Salaried, Exempt and Office Technical Salaried Non-Exempt Compensation Policy and The Scotts Company Job Evaluation Plan, or (ii) effective for Plan Years starting before January 1, 1994, $200,000 as adjusted at the same time and in the same manner as under
Section 415(d) of the Code and effective for Plan Years starting on or after January 1, 1994, $150,000 as adjusted under Section 401(a)(17) of the Code. In determining the Eligible Compensation of a Participant for purposes of this limitation, the family aggregation rules of Section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, Compensation would exceed the adjusted $200,000 or $150,000 limitation, then the limitation shall be prorated among the affected persons in proportion to each such person's Eligible Compensation as determined under this paragraph prior to the application of this limitation.

          "ELIGIBILITY COMPUTATION PERIOD" means (a) the initial Eligibility Computation Period of 12 consecutive months commencing on an Employee's most recent date of employment commencement, and (b) each and every full Plan Year, commencing with the Plan Year in which falls the last day of an Employee's initial Eligibility Computation Period, during which the Employee is in the service of the Employer.

          "ELIGIBLE ROLLOVER DISTRIBUTION" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (c) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          "EMPLOYEE" means any person employed by the Employer or an Affiliate who is: (a) working with the Scotts product line; (b) in corporate management and administration; or (c) effective December 31, 1995, working with the Miracle-Gro product line. Notwithstanding, persons (i) whose terms and conditions of employment are determined by collective bargaining with a third party, with respect to whom inclusion in this Plan has not been provided for in the collective bargaining agreement setting forth those terms and conditions of employment; (ii) who are nonresident aliens described in
Section 410(b)(3)(C) of the Code; or (iii) who are Leased Employees, shall be excluded.

          "EMPLOYER" means the Company and any Affiliate which, with the consent of the Board of Directors, adopts this Plan and joins in the corresponding Trust Agreement.

          "EMPLOYER SECURITIES" means stock or other securities of the Employer or an Affiliate permitted to be held by the Plan under ERISA and the Code.

          "EMPLOYER SECURITIES CONTRIBUTION FUND" means a fund consisting of Employer Securities contributed by the Employer and held by the Trustee in accordance with the Plan.

          "ENROLLMENT DATE" means the date on which an Employee first becomes a Participant and the first day of each quarter of the Plan Year and any additional dates designated by the Administrative Committee as dates on which Participants may enter into or modify elections to make Savings Contributions and/or change their investment directions.

          "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. No. 93-406), as now existing or hereafter amended, and as now or hereafter construed, interpreted and applied by regulations, rulings or cases.

          "HIGHLY COMPENSATED EMPLOYEE" means any employee who performs service for the Employer or an Affiliate during the determination year and who, during the look-back year (a) received compensation from the Employer and all Affiliates in excess of $75,000 (as adjusted pursuant to Section 415(d) of the Code); (b) received compensation from the Employer and all Affiliates in excess of $50,000 (as adjusted pursuant to Section 415(d) of the Code) and was a member of the top-paid group for such year; or (c) was an officer of the Employer or an Affiliate and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code
Section 415(b)(1)(A).

          The term Highly Compensated Employee also includes: (a) Employees who are both described in the preceding paragraph if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 Employees who received the most compensation from the Employer and all Affiliates during the determination year; and (b) Employees who are 5% owners at any time during the look-back year or determination year. If no officer has satisfied the compensation requirement of (c) in the preceding paragraph during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee. For this purpose, the determination year shall be the Plan Year. The look-back year shall be the 12-month period immediately preceding the determination year unless the Employer elects that the look-back year shall be the calendar year ending with or within the determination year.

          If an Employee is, during a determination year or look-back year, a family member (spouse, lineal ascendants and descendants, and spouses of lineal ascendants and descendants) of either a 5% owner who is an active or former Employee or a Highly Compensated Employee who is one of the 10 most Highly Compensated Employees ranked on the basis of compensation paid by the Employer and all Affiliates during such year, then the family member and the 5% owner or top-10 Highly Compensated Employee shall be aggregated. In such case, the family member and 5% owner or top-10 Highly Compensated Employee shall be treated as a single Employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and 5% owner or top-10 Highly Compensated Employee.

          Notwithstanding the previous paragraph, with respect to any Employee who separated from service prior to January 1, 1987, the Plan may provide that such an Employee will be included as a Highly Compensated Employee only if the Employee was a 5% owner or received compensation in excess of $50,000 during (a) the Employee's separation year (or the year preceding such separation year); or (b) any year ending on or after such individual's 55th birthday (or the last year ending before such Employee's 55th birthday).

          The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top 100 Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Code Section 414(q) and the regulations thereunder.

          "HOUR OF SERVICE" means (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer or an Affiliate during the applicable computation period, (b) each hour for which an Employee is paid or entitled to payment by the Employer or an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence, and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or an Affiliate. In computing Hours of Service on a weekly or monthly basis when a record of hours of employment is not available, the Employee shall be assumed to have worked 40 hours for each full week of employment and eight hours for each day in less than a full week of employment, regardless of whether the Employee has actually worked fewer hours. Notwithstanding the foregoing, (i) not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties, (ii) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workers' compensation or disability insurance laws, and (iii) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. In the case of a person who was a Leased Employee and who subsequently becomes an Employee, hours of service as a Leased Employee shall count as Hours of Service as an Employee. Determination and crediting of Hours of Service shall be made under Department of Labor Regulations Sections 2530.200b-2 and 3.

          "INVESTMENT FUNDS" means the funds described in Section 4.2.

          "KEY EMPLOYEE" has the meaning set forth in Section 416(i) of the Code and the regulations thereunder.

          "LEASED EMPLOYEE" means any person (other than an Employee) who pursuant to an agreement between the Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Section 414(n)(6) of the
Code) on a substantially full time basis for a period of at least one year, and such services are of a type historically performed by Employees in the business field of the Employer. Contributions or benefits provided a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer. A person who would otherwise be considered a Leased Employee shall not be considered a Leased Employee if (a) such person is covered by a money purchase pension plan providing (i) a nonintegrated employer contribution rate of at least 10% of compensation, as defined in Section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the person's gross income under Section 125, Section 402(a)(8), Section 402(h) or Section 403(b) of the Code, (ii) immediate participation, and (iii) full and immediate vesting; and (b) Leased Employees do not constitute more than 20 percent of the Employer's Non-Highly Compensated Employees.

          "NON-ELECTIVE PROFIT SHARING ACCOUNT" means the portion of the Account of a Participant consisting of Non-Elective Profit Sharing Contributions plus the amount in the Account of the Participant prior to January 1, 1987 (excluding any portion as to which the Participant had a distribution election in effect on January 1, 1987), as adjusted under the Plan.

          "NON-ELECTIVE PROFIT SHARING CONTRIBUTION" means the portion of the Profit Sharing Pool which the Participant does not have the opportunity to elect to receive in cash and which is automatically contributed to the Plan on behalf of the Participant.

          "NON-HIGHLY COMPENSATED EMPLOYEE" means any Employee other than a Highly Compensated Employee.

          "NON-KEY EMPLOYEE" means any Employee other than a Key Employee.

          "PARTICIPANT" means any person who has been admitted to participation in the Plan and has not ceased participation in the Plan.

          "PLAN" means the Third Restatement of The Scotts Company Profit Sharing and Savings Plan as set forth herein and as from time to time amended. The Plan is a profit sharing and stock bonus plan.

          "PLAN YEAR" means the calendar year.

          "PROFIT SHARING CONTRIBUTION" means a Non-Elective Profit Sharing Contribution or an Elective Profit Sharing Contribution.

          "PROFIT SHARING POOL" means for a Plan Year the dollar amount which the Company determines is available for Non-Elective Profit Sharing Contributions and, at the option of Participants, Elective Profit Sharing Contributions or cash compensation.

          "ROLLOVER ACCOUNT" means the portion of the Account of a Participant consisting of Rollover Contributions, as adjusted under the Plan.

          "ROLLOVER CONTRIBUTION" means the amount contributed by an Employee as a rollover contribution in accordance with Section 402 of the Code.

          "SAVINGS CONTRIBUTION" means an Employer contribution to the Plan in an amount equal to the reduction in the Participant's Compensation pursuant to the Participant's election under the Plan.

          "SAVINGS ACCOUNT" means the portion of the Account of a Participant consisting of Savings Contributions, as adjusted under the Plan.

          "SECTION 16 PERSON" means (a) any member of the board of directors of The Scotts Company, (b) The Scotts Company's president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president in charge of a principal business unit, division or function, or any other officer or other person who performs a significant policy making function, or (c) any person who is the beneficial owner of more than 10% of the outstanding common stock of The Scotts Company. The principal financial officer of The Scotts Company shall designate those persons who are Section 16 Persons and deliver a list of the Section 16 Persons eligible to participate in the Plan to the Administrative Committee from time to time or at the request of the Administrative Committee. Such list of Section 16 Persons will be conclusive on the Administrative Committee and the sole source for determining who is a Section 16 Person, and the Administrative Committee shall not be required to further investigate whether a person is a Section 16 Person.

          "TERMINATION DATE" means the date on which an Employee quits, is discharged, retires, dies or otherwise terminates employment. For purposes of this Plan, a Participant who has ceased to perform services for the Employer shall be deemed to incur a Termination Date on the date he or she is found by the Company to be permanently and totally disabled under The Scotts Company Long Term Disability Plan.

          "TOP-HEAVY PLAN" has the meaning set forth in Section 416 of the Code and the regulations thereunder. For purposes of determining whether the Plan is a Top-Heavy Plan, the determination date is, for the first Plan Year, the last day of the Plan Year and for each succeeding Plan Year, the last day of the preceding Plan Year.

          "TRUST" means the trust created by the Trust Agreement.

          "TRUST AGREEMENT" means The O.M. Scott & Sons Company Profit Sharing Plan Trust Agreement as the same presently exists and as it may from time to time hereafter be amended.

          "TRUST FUND" means all of the assets of the Plan held by the Trustee under the Trust Agreement.

          "TRUSTEE" means the party or parties acting as such under the Trust Agreement.

          "VALUATION DATE" means the last day of each quarter of the Plan Year and each interim date as of which the Administrative Committee directs the allocation of distributions, contributions and earnings of the Trust Fund.

          "YEAR OF ELIGIBILITY SERVICE" means an Eligibility Computation Period in which a person has 1,000 or more Hours of Service.


                                 SECTION 2
                               PARTICIPATION

          2.1. ELIGIBILITY. Effective July 1, 1995 and subject to Section 3.1, an Employee shall become a Participant on the first day of the month coincident with or next following the date on which the Employee starts employment as an Employee. Each Employee who becomes eligible for admission to participation in this Plan shall complete such forms and provide such data as are reasonably required by the Administrative Committee. Participation shall cease on a Participant's Termination Date.

          2.2. BREAKS IN SERVICE. If an Employee had no Account attributable to Profit Sharing Contributions before any period of consecutive Breaks in Service, and if the number of consecutive Breaks in Service within such period equals or exceeds five, the Employee shall upon reemployment be required to satisfy the requirements for participation in the Plan as though such Employee had not previously been an Employee. If any Years of Eligibility Service are not required to be taken into account because of a period of Breaks in Service to which this Section applies, such Years of Eligibility Service shall not be taken into account in applying this Section to any subsequent Breaks in Service. If a former Participant is re-employed and his or her prior service cannot be disregarded under this Section, he or she shall become a Participant upon re-employment.

          2.3. CHANGE IN STATUS. If a person who has been in the employ of the Employer or an Affiliate in a category of employment not eligible for participation in this Plan subsequently becomes an Employee by reason of a change in status to a category of employment eligible for participation, such person shall become a Participant as of the date on which the change in status occurs, if, on such date, such person has otherwise satisfied the requirements for participation in the Plan.

          2.4. ERRONEOUS OMISSION OR INCLUSION OF EMPLOYEE. If, in any Plan Year, any Employee who should have been included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a Profit Sharing Contribution for the Plan Year has been made and allocated, the Employer shall make a contribution with respect to the omitted Employee equal to the amount which the Employee would have received as an allocation had the Participant not been omitted. If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Plan Year has been made and allocated, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person, and any earnings thereon, unless no deduction is allowable with respect to such contribution. The amount contributed with respect to the ineligible person, together with any earnings thereon, shall be applied to reduce Profit Sharing Contributions for the Plan Year in which the discovery is made.

          2.5. WAIVER OF PARTICIPATION. The Administrative Committee shall have the right to permit an Employee to waive participation in the Plan on a year-to-year, nondiscriminatory basis.


                                  SECTION 3
                                CONTRIBUTIONS

          3.1. PROFIT SHARING CONTRIBUTIONS. Effective July 1, 1995, notwithstanding anything in the Plan to the contrary, a Participant shall not be eligible to share in Profit Sharing Contributions until the first day of the month coincident with or next following the date on which the Employee completes one Year of Eligibility Service.

                3.1.1. The Employer intends to create a Profit Sharing Pool for each Plan Year during which the Plan is in effect in such amount as the Employer in its absolute discretion shall timely determine. This provision shall not be construed as requiring the Employer to create a Profit Sharing Pool for any specific Plan Year. The Profit Sharing Pool shall be allocated as of the last day of the Plan Year among all Participants who are Employees on the last day of the Plan Year, in proportion to the Eligible Compensation of each such Participant to the Eligible Compensation of all such Participants for the Plan Year. In the Plan Year of his or her Termination Date, a Participant who retires under The Scotts Company Employees' Pension Plan, dies or incurs a permanent and total disability under The Scotts Long Term Disability Plan shall share in the Profit Sharing Pool as if he or she were an Employee on the last day of the Plan Year.

                3.1.2. One-half of the amount of the Profit Sharing Pool allocated to a Participant shall be contributed by the Employer to the Plan as a Non-Elective Profit Sharing Contribution and allocated to the Participant's Non-Elective Profit Sharing Account. The remainder of the Profit Sharing Pool allocated to the Participant shall be paid to the Participant as a bonus or contributed by the Employer to the Plan as an Elective Profit Sharing contribution and allocated to the Participant's Elective Profit Sharing Account, in accordance with the Participant's profit sharing election.

                3.1.3. Each Participant shall have the opportunity to make a profit sharing election to have one-half of his or her share in the Profit Sharing Pool, if any, (a) if the Participant so elects, paid to the Participant as a bonus, or (b) if the Participant so elects or fails to make an election, contributed to the Plan and allocated to the Participant's Elective Profit Sharing Account. A Participant may enter into or modify his or her profit sharing election effective as to the current Plan Year by submitting a new profit sharing election to the Administrative Committee at least 30 days prior to the last day of the Plan Year (or such other date as the Administrative Committee may establish for purposes of administrative convenience). A profit sharing election for a prior Plan Year may not be modified and a profit sharing election for the current Plan Year shall not be effective for future Plan Years. The Administrative Committee may limit the Elective Profit Sharing Contributions of some or all Highly Compensated Employees, in such manner as the Administrative Committee determines, so as to comply with a projected Compensation Deferral Limit as provided in Section 401(k) of the Code and the regulations thereunder.

          3.2. SAVINGS CONTRIBUTIONS. Each Participant shall be entitled to make a Savings Contribution enrollment election, which shall be in the form prescribed by the Administrative Committee. The enrollment election shall provide for a reduction of the Participant's Compensation, in whole percentage points up to 15% of Compensation, and a corresponding contribution to the Participant's Savings Account as a Savings Contribution. A Participant may enter into or modify his or her enrollment election as of any Enrollment Date by submitting a new enrollment election to the Administrative Committee at least 30 days prior to the Enrollment Date (or such greater or lesser period prior to the Enrollment Date as the Administrative Committee may establish for purposes of administrative convenience). A Participant may terminate his or her enrollment election at any time upon 30 days prior written notice (or such greater or lesser period as the Administrative Committee may establish for purposes of administrative convenience).

          3.3.  LIMITS ON ELECTIVE PROFIT SHARING AND SAVINGS CONTRIBUTIONS.

                3.3.1. A Participant's Savings Contributions for a calendar year, plus the Elective Profit Sharing Contributions actually made for the Participant during the calendar year, shall not exceed the limit in Section 402(g) of the Code. Any Savings Contribution which, when combined with the Participant's Elective Profit Sharing Contribution and deferrals under any other plans sponsored by an Affiliate, exceeds the limit in Section 402(g) of the Code shall be returned together with earnings for the Plan Year to the Participant not later than the April 15 following the close of the calendar year for which the contribution was made. If a Participant's Savings Contribution, Elective

Profit Sharing Contribution and deferrals under plans not sponsored by Affiliates exceed the limit in Section 402(g) of the Code, the Participant may assign to the Plan any portion of the excess by notifying the Administrative Committee in writing of such excess by March 31 of the following year. Any excess and income allocatable to such excess for the Plan Year shall be distributed to the Participant no later than the April 15 of the following year.

                3.3.2. In the case of a Highly Compensated Employee, the Savings Contributions, Elective Profit Sharing Contributions and, to the extent they are taken into account in calculating the Compensation Deferral Limit, Non-Elective Profit Sharing Contributions made for the Participant which may be taken into account for the Plan Year for purposes of Section 401(k)(3) of the Code, shall not exceed the Compensation Deferral Limit. The Administrative Committee may limit the Savings Contributions of some or all Highly Compensated Employees, in such manner as the Administrative Committee determines, so as to comply with a projected Compensation Deferral Limit as provided in Section 401(k) of the Code and the regulations thereunder. Any Savings Contribution and/or Elective Profit Sharing Contribution which exceeds the Compensation Deferral Limit shall be returned together with earnings for the Plan Year to the Participant within two and one-half (2-1/2) months after the close of the Plan Year for which the contribution was made.

                3.3.3. The amount of excess contributions for a Highly Compensated Employee shall be determined in the following manner: first, the actual deferral ratio of the Highly Compensated Employee(s) with the highest actual deferral ratio is reduced to the extent necessary to meet the Compensation Deferral Limit or cause such ratio to be equal to the actual deferral ratio of the Highly Compensated Employee with the next highest ratio. Second, the process is repeated until the Compensation Deferral Limit is met. The amount of excess contributions for a Highly Compensated Employee is then equal to the total of elective and other contributions taken into account in computing the Compensation Deferral Limit, minus the product of the Highly Compensated Employee's contribution ratio as determined above and the Highly Compensated Employee's Compensation.

                3.3.4. If the Highly Compensated Employee's actual deferral ratio is determined by combining the contributions and compensation of all family members, then the actual deferral ratio is reduced in accordance with the "leveling" method described in Section 1.401(k)-1(f)(2) of the regulations under the Code and the excess contributions for the family unit are allocated among the family members in proportion to the contributions of each family member that have been combined. If the Highly Compensated Employee's actual deferral ratio is determined by combining the contributions and compensation of only those family members who are Highly Compensated Employees without regard to family aggregation, then the actual deferral ratio is reduced in accordance with the leveling method but not below the actual deferral ratio of eligible family members who are Non-Highly Compensated Employees. Excess contributions are determined by taking into account the contributions of the eligible family members who are Highly Compensated Employees without regard to family aggregation and are allocated among such family members in proportion to their contributions. If further reduction of the actual deferral ratio is required, excess contributions resulting from this reduction are determined by taking into account the contributions of all eligible family members and are allocated among such family members in proportion to their contributions.

                3.3.5. The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year will be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year.

          3.4. TIMING OF CONTRIBUTIONS. All Savings Contributions shall be made no later than the earlier of (a) the earliest date after the reduction of Participants' Compensation on which the Savings Contributions can reasonably be segregated from the Employer's general assets, or (b) 90 days after the reduction of Participants' Compensation. Non-Elective Profit Sharing Contributions and Elective Profit Sharing Contributions shall be made no later than the due date (including extensions) of the income tax return of the Company for the fiscal year of the Company including the last day of the Plan Year for which such contribution is made. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with the Plan and the Trust Agreement.

          3.5.  ROLLOVER CONTRIBUTIONS.  Effective July 1, 1995:

                3.5.1. An Participant may roll over a cash distribution from a qualified plan or conduit individual retirement account to this Plan, provided that (a) the distribution is (i) received from a qualified plan as an Eligible Rollover Distribution, and (ii) rolled over directly from the qualified plan or within the 60 days following the date the Participant received the distribution, or (b) the distribution is (i) received from a conduit individual retirement account which has no assets other than assets attributable to an Eligible Rollover Distribution or a "qualified total distribution" within the meaning of Section 402 of the Code as in effect prior to January 1, 1993, which was deposited in the conduit individual retirement account within 60 days of the date the Participant received the distribution, plus earnings, (ii) eligible for tax free rollover to a qualified plan, and (iii) rolled over within the 60 days following the date the Participant received the distribution. The Participant shall present a written certification to the foregoing requirements to the Administrative Committee. The Administrative Committee may also require the Participant to provide an opinion of counsel that the amount rolled over meets the requirements of this Section.


                3.5.2. The foregoing contributions, which shall be Rollover Contributions, shall be accounted for separately and shall be credited to an Participant's Rollover Account. An Participant shall not be permitted to withdraw any portion of his or her Rollover Account until the earlier of the date the Participant attains age 59-1/2 or such time as the Participant is otherwise eligible to make a withdrawal from or receive a distribution of his or her Account.

                3.5.3. If an individual participated in another defined contribution plan sponsored by an Affiliate before becoming a Participant, he or she may elect to have his or her vested account balance under such other plan transferred to this Plan. Amounts attributable to a transferred account balance shall: (a) retain their character as profit sharing, Section 401(k), after tax, rollover and/or deductible contributions and earnings; and (b) be distributable in the optional forms available under the transferor plan, in addition to any other forms available under this Plan.

          3.6.  EXCLUSIVE BENEFIT; REFUND OF CONTRIBUTIONS.

                3.6.1. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, including the costs of maintaining and administering the Plan and Trust.

                3.6.2. Notwithstanding any other provision of this Section, amounts contributed to the Trust by the Employer may be refunded to the Employer, to the extent that such refunds do not, in themselves, deprive the Plan of its qualified status, under the following circumstances and subject to the following limitations: (a) to the extent that a federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount so disallowed within one year of the date of such disallowance; (b) if a contribution is made, in whole or in part, by reason of a mistake of fact, there shall be returned to the Employer so much of such contribution as is attributable to the mistake of fact within one year after the payment of the contribution to which the mistake applies; and (c) except as provided in the event of an erroneous allocation to an ineligible person, if the Plan initially fails to satisfy the qualification requirements of Section 401(a) of the Code, and if the Employer declines to amend the Plan to satisfy such qualification requirements, contributions made prior to the determination that the Plan has failed to qualify shall be returned to the Employer within one year of denial of qualification provided the Employer filed an application for determination by the due date of the Employer's return for the taxable year in which the Plan was adopted.

                3.6.3. Notwithstanding any other provision of this Section, no refund shall be made to the Employer which is specifically chargeable to the Account of any Participant in excess of 100% of the amount in such Account nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to any Participant or Beneficiary. If any such distributions become refundable, the Employer shall have a claim directly against the distributees to the extent of the refund to which it is entitled.

                3.6.4. All refunds under this Section shall be limited in amount, circumstance and timing by the provisions of Section 403 of ERISA, and no such refund shall be made if, solely because of such refund, the Plan would cease to be a qualified plan under Section 401(a) of the Code.

          3.7.  ANNUAL ADDITIONS AND LIMITATIONS.

                3.7.1. Notwithstanding any other provisions of this Plan, in no event shall the annual addition to a Participant's Account for any Plan Year exceed the lesser of $30,000 (or, if greater, 1/4 of the defined benefit dollar limitation under Section 415(b)(1) of the Code) or 25% of such Participant's Compensation. All amounts contributed to any defined contribution plan maintained by the Employer or any Affiliate, and all amounts described in Section 415(l)(1) and Section 419A(d)(2), shall be aggregated with contributions under this Plan in computing any Employee's annual additions limitation. In no event shall the amount allocated to the Account of any Participant be greater than the maximum amount allowed under
Section 415 of the Code with respect to any combination of plans without disqualification of any such plan. Any adjustment to the dollar limitation set forth in this Section shall be effective only for the Plan Years ending on or after January 1 of the year for which the adjustment is made. For purposes of this Section, the term "annual addition" shall mean the sum of Non-Elective Profit Sharing Contributions, Elective Profit Sharing Contributions and Savings Contributions allocable to the Participant's Account for the Plan Year.

          3.7.2. In the event a Participant is a participant in any other defined contribution plan and/or defined benefit plan sponsored by the Employer or any Affiliate, and the sum of the "defined benefit plan fraction" and the "defined contribution plan fraction" would exceed 1.0 but for the operation of this Section, the "defined contribution fraction" shall be reduced so that the sum of the fractions shall not exceed 1.0. For purposes of this subsection, the "defined benefit plan fraction" is the ratio that (a) the Participant's projected annual retirement benefit as of the end of the Plan Year under the defined benefit plans bears to (b) the lesser of (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code for such Plan Year, or (ii) the product of 1.4 multiplied by the maximum amount permitted under Section 415(b)(1)(B) of the Code for such Plan Year. The "defined contribution plan fraction" is the ratio of (a) the Participant's annual additions for the Plan Year to the defined contribution plans bears to (b) the lesser of the following amounts determined for such Plan Year and for each prior Year of Service with the
Employer: (i) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such year, or (ii) the product of 1.4 multiplied by the maximum amount permitted under Section 415(c)(1)(B) of the Code for such year.

          3.7.3. If the annual addition to a Participant's Account exceeds the amount permitted under this Section due to a reasonable error in estimating a Participant's Compensation or in determining the amount of Savings Contributions and Elective Profit Sharing Contributions which may be made under the limits of Section 415 of the Code, such excess shall be disposed of as follows:

                  (a) At the discretion of the Administrative Committee, Savings Contributions and Elective Profit Sharing Contributions will be returned to the Participant;

                  (b) If the Participant is a Participant on the last day of the Plan Year, such excess shall be applied to reduce Non-Elective Profit Sharing Contributions for such Participant in subsequent Plan Years, and no Profit Sharing Contribution shall be made to such Participant's Account until such excess annual addition is eliminated;

                  (c) If at any time while an excess annual addition is being applied or would be applied to reduce future Non-Elective Profit Sharing Contributions for a Participant, such Participant ceases to be a Participant, then such excess annual addition shall be held unallocated in a suspense account for the Plan Year and shall be allocated in the next Plan Year as an Employer contribution, and no contribution which would constitute an annual addition shall be made until any such suspense account is completely allocated; and

                  (d) No suspense account maintained under this Section shall participate in allocations of gains and losses of the Investment Funds unless otherwise directed by the Administrative Committee.

     3.8. FAIL-SAFE ALLOCATIONS OF PROFIT SHARING CONTRIBUTIONS. Notwithstanding anything in the Plan to the contrary, for Plan Years beginning after December 31, 1989, if the Plan would otherwise fail to meet the requirements of Section 401(a)(4) or Section 410(b) of the Code and the regulations thereunder because Non-Elective Profit Sharing Contributions have not been allocated to a sufficient number or percentage of Participants for a Plan Year, then the group of Participants eligible to share in the Non-Elective Profit Sharing Contribution for the Plan Year shall be expanded to include the minimum number of former Participants (who are not employed on the last day of the Plan Year and so would not otherwise be eligible to share in the Non-Elective Profit Sharing Contribution) as are necessary to satisfy the applicable test. The specific former Participants who shall become eligible under the terms of this paragraph shall be those former Participants who are Non-Highly Compensated Employees who, when compared to similarly situated former Participants, have completed the greatest number of Hours of Service in the Plan Year before terminating employment. Nothing in this Section shall permit the reduction of a Participant's benefit. Therefore any amounts that have previously been allocated to Participants may not be reallocated to satisfy these requirements. In the event additional allocations are required, the Employer shall make an additional contribution equal to the additional allocations, even if it exceeds the amount which would be deductible under Section 404 of the Code. Any adjustment to the allocations pursuant to this Section shall be made by the October 15 after the Plan Year and shall be considered to be made as of the last day of the Plan Year.

                                   SECTION 4
                                   INVESTMENT

     4.1.  INVESTMENT DIRECTION.

           4.1.1. Each Participant shall have the right to direct, in multiples of five percentage points, that (a) future contributions to and the existing balance in the Participant's Non-Elective and Elective Profit Sharing Accounts be invested in one or more of the Investment Funds, (b) future contributions to and the existing balance in the Participant's Savings Account be invested in one or more Investment Funds, and (c) future contributions to and the existing balance in the Participant's Rollover Account be invested in one or more Investment Funds.

           4.1.2. A Participant may change his or her investment direction as of any Enrollment Date by submitting a form prescribed by the Administrative Committee to the Administrative Committee at least 30 days prior to the Enrollment Date (or such greater or lesser period prior to the Enrollment Date as the Administrative Committee may establish for purposes of administrative convenience) along with payment of a reasonable charge established by the Administrative Committee to defray the administrative expense of processing the investment direction.

     4.2. INVESTMENT FUNDS. One of the Investment Funds shall be the Company Stock Fund, consisting of Employer Securities and cash or cash equivalents needed to meet obligations of such fund or for the purchase of Employer Securities. The Administrative Committee shall direct the Trustee to create and maintain three or more additional Investment Funds according to investment criteria established by the Administrative Committee. The Administrative Committee shall have the right to direct the Trustee to merge or modify any existing Investment Funds, other than the Company Stock Fund.

     4.3. INVESTMENT IN EMPLOYER SECURITIES. One of the purposes of the Plan is to provide Participants with ownership interests in the Employer, and to the extent practicable, all available assets of the Company Stock Fund shall be used to purchase Employer Securities, which shall be held by the Trustee until distribution or sale for distribution of cash to Participants or Beneficiaries or until disposition is required to implement changes in investment designations. In addition, all or any portion of any other Investment Fund may consist of Employer Securities. Such percentage of the Trust Fund, up to 100%, shall be invested in Employer Securities as results from the operation of this Section.

     4.4. VOTING EMPLOYER SECURITIES. The Administrative Committee shall have the power to direct the Trustee in the voting of all Employer Securities held by the Trustee. All voting of Employer Securities shall be in compliance with all applicable rules and regulations of the Securities and Exchange Commission and all applicable rules of or any agreement with any stock exchange on which the Employer Securities being voted are traded. The Trustee shall vote all Employer Securities as directed by the Administrative Committee and in the absence of such directions shall vote or not vote Employer Securities in such manner as the Trustee shall, in its sole discretion, determine. Notwithstanding the foregoing, the Administrative Committee may, in its sole discretion and at any time or from time to time, permit Participants and Beneficiaries to direct the manner in which any Employer Securities allocated to their Accounts shall be voted on such matter as the Administrative Committee permits.

     4.5. TENDER OFFERS. Each Participant and Beneficiary shall have the sole right to direct the Trustee as to the manner in which to respond to a tender or exchange offer for Employer Securities allocated to such person's Account. The Administrative Committee shall use its best efforts to notify or cause to be notified each Participant and Beneficiary of any tender or exchange offer and to distribute or cause to be distributed to each Participant and Beneficiary such information as is distributed in connection with any tender or exchange offer to holders generally of Employer Securities, together with the appropriate forms for directing the Trustee as to the manner in which to respond to such tender or exchange offer. Upon timely receipt of directions under this Section from the Participant or Beneficiary, the Trustee shall respond to the tender or exchange offer in accordance with, and only in accordance with, such directions. If the Trustee does not receive timely directions from a Participant or Beneficiary under this Section, the Trustee shall not tender, sell, convey or transfer any Employer Securities allocated to such person's Account in response to any tender or exchange offer.

     4.6. INVESTMENT MANAGERS. The Administrative Committee may appoint one or more investment managers to manage all or any portion of all or any of the Investment Funds, and one or more custodians for all or any portion of any Investment Fund. The Administrative Committee may also establish investment guidelines for the Trustee or any one or more investment managers and may direct that all or any portion of the assets in an Investment Fund be invested in one or more guaranteed investment contracts having such terms and conditions as the Administrative Committee deems appropriate. The Administrative Committee or the Trustee, at the direction of the Administrative

Committee, may enter into such agreements as the Administrative Committee deems advisable to carry out the purposes of this Section.

     4.7. SECTION 16 PERSONS. Notwithstanding anything in the Plan to the contrary, Section 16 Persons may not direct the investment of their Accounts into the Company Stock Fund unless the Administrative Committee determines otherwise.

                                   SECTION 5
                            VALUATIONS AND CREDITING

     5.1. VALUATIONS. The Trust Fund shall be valued by the Trustee at fair market value as of the close of business on each Valuation Date. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee shall rely on valuations provided by the Administrative Committee, which may appraise such assets itself or employ one or more appraisers, including the Trustee or an affiliate of the Trustee, for that purpose. The portions of all Accounts held in the Company Stock Fund shall be maintained on a share basis.

     5.2. CREDITS TO AND CHARGES AGAINST ACCOUNTS. All crediting to and charging against Accounts shall be made as follows:

           5.2.1. First, there shall be determined the net adjusted Account by (a) charging all distributions and withdrawals made during the period from the prior Valuation Date to the current Valuation Date, and (b) crediting Savings Contributions and Rollover Contributions on such time weighted basis as the Administrative Committee determines.

           5.2.2. Second, all earnings of the Trust Fund shall then be allocated to and among the Participants' Accounts according to their net adjusted Accounts and the relative investment results of the Investment Funds in which their Accounts were invested.

           5.2.3. Third, at the option of the Administrative Committee, all administrative expenses relating to the maintenance of Accounts of former Participants shall be charged against such Accounts.


           5.2.4. Last, there shall be credited to each Participant's Account, (a) Non-Elective Profit Sharing Contributions and Elective Profit Sharing Contributions allocated to such Account, and (b) Savings
Contributions and Rollover Contributions to such Account not previously credited under this Section.

           5.3. EXPENSES. All brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Trust Fund shall be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. All other costs and expenses of administering the Plan shall be paid from the Trust Fund unless the Employer elects to pay such costs and expenses.

                                   SECTION 6
                                    BENEFITS

     6.1. FORMS OF BENEFIT PAYMENTS. A Participant or Beneficiary shall receive any benefit to which he or she is entitled in the form of:

     6.1.1. A lump sum distribution to the Participant or Beneficiary consisting of cash for amounts not invested in the Company Stock Fund and, for amounts invested in the Company Stock Fund, (i) the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more and the Participant or Beneficiary elects to receive shares, or (ii) cash if the number of whole shares is less than 20 or if the Participant or Beneficiary elects to receive cash; or

           6.1.2. Effective for distributions made after December 31, 1993, at the election of the Participant or Beneficiary who is the Participant's surviving or former spouse, if the benefit is an Eligible Rollover Distribution, a lump sum payment of the benefit directly to an Eligible Retirement Plan specified by the Participant or Beneficiary in the form of cash for amounts not invested in the Company Stock Fund and, for amounts invested in the Company Stock Fund, (i) the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more and the Participant or Beneficiary elects to receive shares, or (ii) cash if the number of whole shares is less than 20 or if the Participant or Beneficiary elects to receive cash; or

           6.1.3. Effective for distributions made after December 31, 1993, at the election of the Participant or Beneficiary who is the Participant's surviving or former spouse, if the benefit is an Eligible Rollover Distribution, distribution to both the Participant or Beneficiary and an Eligible Retirement Plan as follows:

           (a) for amounts not invested in the Company Stock Fund, a lump sum cash payment to:

                    (i)  the Participant or Beneficiary; or

                    (ii) an Eligible Retirement Plan specified by the Participant or Beneficiary; or

                    (iii) the Participant or Beneficiary of a portion of the benefit specified by the Participant or Beneficiary, with the remainder paid to an Eligible Retirement Plan, and

           (b)  for amounts invested in the Company Stock Fund:

                    (i) a lump sum cash payment to the Participant or Beneficiary; or

                    (ii) a distribution to the Participant or Beneficiary of the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of his or her Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more: or

                    (iii)  a lump sum cash payment to an Eligible
           Retirement Plan specified by the Participant or Beneficiary; or

                    (iv) a distribution to an Eligible Retirement Plan of the greatest number of whole shares of Employer Securities which can be distributed on the basis of the portion of the Participant's Account balance invested in the Company Stock Fund plus cash for any fractional share, if the number of whole shares is 20 or more.

           6.1.4. Effective July 1, 1995 and notwithstanding anything in the Plan to contrary, the portion of the Participant's Account which is attributable to amounts transferred from another plan sponsored by an Affiliate shall be: (a) distributable in any optional form available under the plan from which it was transferred, in addition to forms available under this Plan; and (b) distributed in accordance with any applicable spousal notice and consent requirements under the transferor plan.

     6.2. RETIREMENT BENEFIT. Effective January 1, 1993, any Participant who has incurred a Termination Date shall receive his or her retirement benefit as soon as administratively practicable after:

           (a) if the Participant's benefit is $3,500 or less (as of the applicable Valuation Date and as of the Valuation Date applicable to any withdrawal), the Valuation Date coincident with or following the Participant's Termination Date; or

           (b) if the Participant's benefit is more than $3,500 (as of the applicable Valuation Date and as of the Valuation Date applicable to any withdrawal):

                    (i) the Valuation Date coincident with or following the later of the Participant's Termination Date and the date the Participant attains age 62, or

                    (ii) at the election of the Participant (made during the time period, before and after the applicable Valuation Date, that the Administrative Committee establishes for purposes of administrative convenience), the Valuation Date following the Participant's Separation Date; or

                    (iii) at the election of the Participant (made in the time period, before the applicable Valuation Date, that the Administrative Committee establishes for the purposes of administrative convenience), any Valuation Date, starting with the third Valuation Date after the Participant's Separation Date and ending with the Valuation Date in (i).

The amount of the retirement benefit shall be equal to the undistributed balance in the Participant's Account determined as of the applicable Valuation Date. Such distribution shall be made as soon as practicable after the applicable Valuation Date.

     6.3.  DEATH BENEFIT.

           6.3.1. If a Participant dies before receiving a distribution of his or her retirement benefit, the Participant's Beneficiary shall receive a death benefit, in lieu of the retirement benefit, as soon as administratively practicable after the Valuation Date coincident with or next following the Participant's death. The amount of the death benefit shall be equal to the undistributed balance in the Participant's Account determined as of the applicable Valuation Date.

           6.3.2. A married Participant may, with the consent of his or her spouse, designate and from time to time change the designation of one or more Beneficiaries or contingent Beneficiaries to receive any death benefit. The designation and consent shall be on a form supplied by the Administrative Committee, which form shall describe the effect of the designation on the Participant's spouse, and shall be signed by the Participant and the Participant's spouse. The spouse's signature shall be witnessed by a Plan representative or a notary public. Notwithstanding the foregoing, a Beneficiary designation made by a married Participant who has no Hours of Service and no paid leave of absence on or after August 23, 1984, shall be effective without the consent of such Participant's spouse. An unmarried Participant or a married Participant whose spouse has abandoned him or her or cannot be located may designate a Beneficiary or Beneficiaries without the consent of any other person, after having first established to the satisfaction of the Administrative Committee either that he or she has no spouse or that his or her spouse cannot be located. All records of Beneficiary designations shall be maintained by the Administrative Committee.

           6.3.3. In the event that the Participant fails to designate a Beneficiary to receive a benefit that becomes payable under the provisions of this Section, or in the event that the Participant is predeceased by all designated primary and contingent Beneficiaries, (a) if the Participant is survived by a spouse, the death benefit shall be payable to the Participant's surviving spouse who shall be deemed to be the Participant's designated Beneficiary for all purposes under this Plan, or (b) if the Participant is not survived by a spouse, the death benefit shall be payable to the Participant's estate.

     6.4. IN-SERVICE DISTRIBUTIONS. Any Participant who has completed more than five years of participation in the Plan and who has attained age 59-1/2 may withdraw from the Trust as of any Valuation Date all of his or her Savings Account, or any portion of his or her Savings Account which would not reduce the amount in his or her Savings Account to less than $500. Upon receipt of a request for withdrawal of a portion of a Participant's Savings Account which would reduce it to less than $500, the Trustee shall distribute the entire amount of the Participant's Savings Account.

     6.5.  ADVANCE DISTRIBUTION FOR HARDSHIP.

            6.5.1. If a Participant has an immediate and heavy financial need and has obtained all distributions, other than hardship distributions, currently available under the Plan and any other plans maintained by the Employer or an Affiliate, he or she may obtain a hardship distribution of his or her Savings Contributions. The amount of the hardship distribution shall be the lesser of the Participant's Savings Contributions or the amount necessary to satisfy the immediate and heavy financial need (including amounts necessary to pay reasonably anticipated taxes and penalties on the hardship distribution). Hardship distributions of other amounts shall not be allowed.

           6.5.2. An amount shall not be treated as necessary to satisfy the immediate and heavy financial need if the need can be reasonably relieved by
(a) reimbursement or compensation from insurance or otherwise, (b) reasonable liquidation of the Participant's assets, to the extent such liquidation would not itself cause an immediate and heavy financial need, (c) cessation of Savings Contributions and Elective Profit Sharing Contributions, (d) other distributions from the Plan or any other plan, (e) loans from the Plan or any other plans, or (f) loans from commercial sources on reasonable terms. A need cannot reasonably be relieved by one of the listed actions if the effect would be to increase the amount of the need. The Administrative Committee shall be entitled to rely on the Participant's certification of the foregoing except that the Administrative Committee may require further documentation as to the amount necessary to satisfy the immediate and heavy financial need, or deny the hardship distribution, if under the circumstances the Administrative Committee's reliance on the certification is not reasonable.

           6.5.3. For purposes of this Plan, an immediate and heavy financial need is the need for money for:

                   (a) expenses for or necessary to obtain medical care described in Section 213(d) of the Code for the Participant or the Participant's spouse or dependents;

                   (b) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                   (c) the payment of tuition and related educational fees for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents;

                   (d) the prevention of the eviction of the Participant from his or her principal residence or the foreclosure on the mortgage of the Participant's principal residence; or

                    (e) any other reason added to the list of deemed immediate and heavy financial needs by the Commissioner of the Internal Revenue Service.

           6.5.4. A Participant who has obtained a hardship distribution shall not be eligible to make any Savings Contributions or Elective Profit Sharing Contributions for the 12 months after the hardship distribution.

     6.6.  LOANS TO PARTICIPANTS.

           6.6.1. Loans to a Participant from his or her Savings Account and, effective July 1, 1994, from his or her Rollover Account shall be allowed, subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee. Loans from other Accounts shall not be allowed. The Trustee may make a loan to a Participant who has applied for a loan, in accordance with rules adopted by the Administrative Committee, on forms provided by the Administrative Committee.

           6.6.2. A Participant shall be permitted to borrow no more than the lesser of (a) $50,000 reduced by the excess (if any) of (i) the highest outstanding balance of Plan loans during the previous 12 months over (ii) the current outstanding balance of Plan loans, or (b) 50% of the value of the Participant's Account as of the Valuation Date coincident with or next preceding the date on which the loan is made.

           6.6.3. Loans shall be available to all Participants on a reasonably equivalent basis; provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of creditworthiness and available security. Any amount withdrawn by or payable to a Participant from his or her Account while a loan is outstanding shall be immediately applied to reduce such loan.

           6.6.4. (a) All loans to Participants made by the Trustee shall be secured by the pledge of the Participant's Account.

           (b) Interest shall be charged at an interest rate which the Administrative Committee finds to be reasonable on the date of the loan.

           (c) Loans shall be for a term of five years or for such lesser term as the Administrative Committee and the Trustee agree is appropriate, with substantially level amortization (with payments not less frequently than quarterly) over the term of the loan.

           (d) If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to such Participant or the Participant's Beneficiary. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

           (e) Any loan made to a Participant shall be (i) treated as an investment of the Participant's Account with interest payments credited and expenses deducted from the Participant's Account, and (ii) excluded from the Participant's Account for purposes of implementing the Participant's investment directions and allocation of the investment results of the Investment Funds.

     6.7. LATEST COMMENCEMENT OF BENEFITS. Payment of benefits shall commence in accordance with this Section, provided, however, in no event shall payment of benefits commence later than the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

Unless a Participant elects otherwise, the payment of benefits shall begin no later than 60 days after the latest of the close of the Plan Year in which
(a) the Participant attains age 65; (b) occurs the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the Participant terminates service with the Employer.

     6.8. POST-DISTRIBUTION CREDITS. If, after the distribution of retirement or death benefits under this Plan, there remain in a Participant's Account any funds, or any funds shall be subsequently credited thereto, such funds shall be distributed to the Participant or his or her Beneficiary as promptly as practicable.

     6.9. PREVENTION OF ESCHEAT. If the Administrative Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, the Administrative Committee may place the amount of the payment in a segregated account. If a segregated account is an interest bearing account, the interest, which may be net of expenses, shall be credited to the segregated account. If a segregated account holds Employer Securities, any dividends may be treated as earnings of the Trust Fund or of the segregated account, at the option of the Administrative Committee. After two years from the date such payment is due, the Administrative Committee may mail a notice of the payment to the last known address of such person as shown on the records of the Plan, the Employer and all Affiliates. If such person has not made claim for the payment within three months after the date of the mailing of the notice or if the notice is returned as undeliverable, then the payment and all remaining payments which would otherwise be due to such person shall be canceled and the amount thereof shall be applied to reduce Profit Sharing Contributions. If any person subsequently has a claim allowed for such benefits, such person shall be treated as an omitted eligible Employee.

     6.10. TRANSFERS TO AFFILIATES' PLANS. Effective July 1, 1995, if a Participant transfers to employment with an Affiliate in a category of employment not eligible for participation in the Plan, the Participant may elect to transfer his or her Account balance to any defined contribution plan for which he or she is then eligible.

     6.11 MERGER OF STERN'S MIRACLE-GRO PRODUCTS, INC. EMPLOYEES 401(K) SAVINGS PLAN. A person whose account balance under the Stern's Miracle-Gro Products, Inc. Employees 401(k) Savings Plan (the "Miracle-Gro 401(k) Plan") is transferred to this Plan shall have additional distribution options with respect to the portion of his or her Account attributable to participation in the Miracle-Gro 401(k) Plan, as described in Appendix A.


                                   SECTION 7
                           TOP-HEAVY PLAN PROVISIONS

     7.1.  MINIMUM BENEFITS.  For any Plan Year that this Plan is a
Top-Heavy Plan, the Employer shall contribute, for and on behalf of each Non-Key Employee who is a Participant on the last day of the Plan Year, an amount which is not less than the lesser of (a) 3% of such Participant's Compensation, or (b) such Participant's Compensation multiplied by a fraction, determined with respect to the Key Employee for whom the fraction is greatest, the numerator of which is the contributions allocated to such Key Employee's Account for the Plan Year and the denominator of which is the Key Employee's Compensation for the Plan
Year.  In determining the minimum benefit, all contributions, including
Savings Contributions, for any Participant to any plan included in the Aggregation Group shall be taken into account. If a Participant participates in this Plan and a defined benefit plan in the Aggregation Group, the Participant shall receive minimum benefits under such defined benefit plan.

          7.2.  ADJUSTMENT IN BENEFIT LIMITATIONS.  In applying the limits of
Section 415 of the Code where a Participant participates in both one or more defined benefit plans and one or more defined contribution plans of the Employer, paragraphs (2)(B) and (3)(B) of Section 415(e) of the Code shall be applied by substituting "1.0" for "1.25", unless (a) the sum of the account balances and the present value of the accrued benefits of Key Employees do not exceed 90% of the account balances and the present value of the accrued benefits of all participants and their beneficiaries, as determined under
Section 416(h) of the Code, and (b) the Employer elects to have the minimum benefit under Section 416 of the Code applied by substituting "4%" for "3%" therein.


                                  SECTION 8
                              CLAIMS PROCEDURES

          8.1. APPLICATION FOR BENEFITS. Each Participant or Beneficiary believing himself or herself eligible for benefits under this Plan may apply for such benefits by completing and filing with the Administrative Committee an application for benefits on a form supplied by the Administrative Committee. Before the date on which benefit payments commence, each such application must be supported by such information and data as the Administrative Committee deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, death), and location of residence shall be required of all applicants for benefits.

          8.2. APPEAL OF DENIAL OF CLAIM FOR BENEFITS. In the event that any claim for benefits is denied in whole or in part, the Participant or Beneficiary whose claim has been so denied shall be notified of such denial in writing by the Administrative Committee within 90 days after the Administrative Committee receives the claim. The notice advising of the denial shall specify the reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the Participant or Beneficiary, as the case may be, of the procedure for the appeal of such denial. If a claimant wishes to appeal the denial of the claim, the claimant shall submit a written appeal to the Administrative Committee within 60 days after the Administrative Committee notifies the claimant of the denial. The appeal shall set forth all of the facts upon which the appeal is based. Appeals which are not timely filed shall be barred. The Administrative Committee shall consider the merits of the claimant's appeal, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Administrative Committee deems relevant. A decision shall be made promptly and not later than 60 days after the receipt of a request for review, unless special circumstances require an extension of the time for processing; in which case, a decision shall be rendered as soon as possible, but not later than 120 days after receipt of a request for review. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

          8.3. EFFECT OF ADMINISTRATIVE COMMITTEE DECISION. The Administrative Committee shall have wide discretion in rendering decisions on claims and appeals. Any decision or action of the Administrative Committee on appeal shall be final and binding on all persons absent fraud or arbitrary abuse of the wide discretion granted to the Administrative Committee. No appeal or contest of any decision or action may be brought other than after following the procedures for claims and appeals as set forth herein by a legal proceeding in a court of competent jurisdiction brought within one year after such decision or action.

                                  SECTION 9
                  ALLOCATION OF AUTHORITY AND RESPONSIBILITY

          9.1.  AUTHORITY AND RESPONSIBILITIES OF THE ADMINISTRATIVE COMMITTEE.

                9.1.1. If the Board of Directors delegates discretionary authority with respect to Plan amendments to the Administrative Committee, the Administrative Committee may consider and approve amendments to the Plan.

                9.1.2. The Administrative Committee shall supervise the maintenance of such accounts and records as shall be necessary or desirable to show the contributions of the Employer, allocation to Participants' Accounts, payments from Participants' Accounts, valuations of the Trust Fund and all other transactions pertinent to the Plan. The Administrative Committee is authorized to perform, in its discretion, all functions necessary to administer the Plan, including, without limitation, to determine the eligibility and qualification of Employees for benefits under the Plan; to determine the allocation and vesting of contributions, earnings and profits of the Plan; to interpret and construe the terms of the Plan; to adopt rules, regulations and procedures consistent therewith and to decide all disputes with respect to the rights and obligations of Participants in the Plan. The Administrative Committee may employ one or more persons to render advice with regard to any responsibility it has under the Plan and may designate others to carry out any of its responsibilities. The Administrative Committee may appoint Employees to perform ministerial acts with respect to the administration of the Plan in their capacity as Employees of the Company.

                9.1.3. The construction and interpretation of the Plan provisions are vested with the Administrative Committee, in its absolute discretion, including, without limitation, the determination of benefits, eligibility and interpretation of Plan provisions. The Administrative Committee will endeavor to act, whether by general rules or by particular decisions, so as to treat all persons in similar circumstances without discrimination. All such decisions, determinations and interpretations shall be final, conclusive and binding upon all parties having an interest in the Plan.

                9.1.4. The Administrative Committee shall appoint the Trustee, provide direction to the Trustee (including direction of investment of all or part of the Trust Fund and the establishment of investment criteria and Investment Funds), monitor the performance of the Trustee, and terminate the appointment of the Trustee. The Administrative Committee may appoint investment advisors and investment managers, to monitor their performances, and terminate such appointments.

          9.2. APPOINTMENT AND TENURE. The Administrative Committee shall consist of a committee of one or more members who shall serve at the pleasure of the Board of Directors. A committee member may be dismissed at any time, with or without cause, upon notice from the Board of Directors. A committee member may resign by delivering his or her written resignation to the Board of Directors. Vacancies arising by the death, resignation or removal of a committee member shall be filled by the Board of Directors. If the Board of Directors fails to act, and in any event, until the Board of Directors so acts, the remaining members of a committee may appoint an interim member to fill any vacancy occurring on the committee. If no person has been appointed to the Administrative Committee, or if no person remains on the committee, the Company shall be deemed to be the Administrative Committee.

          9.3. MEETINGS; MAJORITY RULE. Any and all acts of the Administrative Committee taken at a meeting shall be by a majority of all members of the committee. The committee may act by vote taken in a meeting (at which a majority of members shall constitute a quorum). The committee may also act by majority consent in writing without the formality of convening a meeting. The committee shall elect one of its members to serve as chairman. The chairman shall preside at all meetings of the committee or shall delegate such responsibility to another committee member.

          9.4. COMPENSATION. The Administrative Committee shall serve without compensation for services as such, but all expenses of such persons shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be paid from the Trust Fund.

          9.5. INDEMNIFICATION. Each member of the Administrative Committee and Employees carrying out the duties of the Administrative Committee shall be indemnified by the Employer against costs, expenses and liabilities (other than amounts paid in settlement to which the Employer does not consent) reasonably incurred by the person in connection with any action to which the person may be a party by reason of his or her service as a member of the committee, except in relation to matters as to which he or she shall be adjudged in such action to be personally guilty of negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as the person may enjoy as a matter of law or by reason of insurance coverage of any kind, but shall not extend to costs, expenses and/or liabilities otherwise covered by insurance or that would be so covered by any insurance then in force if such insurance contained a waiver of subrogation. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the person may be entitled under the bylaws of the Company. Service on the Administrative Committee shall be deemed in partial fulfillment of the person's function as an Employee, officer and/or director of the Employer, if the person serves in such capacity as well.

          9.6. AUTHORITY AND RESPONSIBILITIES OF THE COMPANY. The Company, as Plan sponsor, shall have the following (and only the following) authority and responsibilities: (a) to appoint the Administrative Committee and to monitor its performance; (c) to communicate such information to the Administrative Committee and the Trustee as each needs for the proper performance of its duties; (d) to provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants and Beneficiaries; and (e) to perform such duties as are imposed by law or by regulation and to serve as Administrative Committee in the absence of an appointed committee. Any action which may be taken and any decision which may be made by the Company under the Plan (including authorization of Plan amendments or termination) may be made by: (a) the Board of Directors; or (b) any committee (including the Administrative Committee) to which the Board of Directors delegates discretionary authority with respect to the Plan.

          9.7. OBLIGATIONS OF NAMED FIDUCIARIES. The Administrative Committee and the Trustee are named fiduciaries within the meaning of Section 402(a) of ERISA. A named fiduciary shall have only those particular powers, duties, responsibilities and obligations specifically given to it under this Plan or the Trust Agreement. No named fiduciary shall have authority or responsibility to deal with matters other than as delegated to it under this Plan, under the Trust Agreement or by operation of law. Notwithstanding the foregoing, named fiduciaries may perform in more than one fiduciary capacity if so appointed and may reallocate duties between themselves by mutual agreement. A named fiduciary shall not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including named fiduciaries) if the responsibility or authority of the act or omission deemed to be a breach was not within the scope of such named fiduciary's authority or responsibility.

                                  SECTION 10
        AMENDMENT, TERMINATION, MERGERS AND CONSOLIDATIONS OF THE PLAN

          10.1. AMENDMENT. The Company (by its Board of Directors, an executive committee of its Board of Directors or other committee to which the Board of Directors delegates discretionary authority with respect to the
Plan) may amend the provisions of this Plan at any time and from time to time; provided, however, that:

                10.1.1. No amendment shall increase the duties or liabilities of the Trustee without the consent of such party.

                10.1.2. No amendment shall deprive any Participant or Beneficiary of a deceased Participant of any of the benefits to which such person is entitled under the Plan with respect to contributions previously made or decrease the balance in any Participant's Account, except as permitted by Section 412(c)(8) of the Code and Section 302(c)(8) of ERISA.

                10.1.3. No amendment changing the vesting schedule shall decrease the vested percentage of any Participant.

                10.1.4. No amendment shall eliminate an optional form of benefit in violation of Section 411(d)(6).

                10.1.5. No amendment shall provide for the use of funds or assets held to provide benefits under the Plan other than for the benefit of Employees and Beneficiaries, except as may be specifically authorized by statute or regulation.

                10.1.6. Any amendment necessary to maintain the qualification of the Plan under Section 401(a) of the Code may be made without the further approval of the Board of Directors or any committee if signed by an officer of the Company.

          10.2. PLAN TERMINATION. The Company reserves the right to terminate the Plan in whole or in part. Plan termination shall be effective as of the date specified by resolution of the Board of Directors. The Company shall instruct the Trustee to either (a) continue to manage and administer the assets of the Trust for the benefit of Participants and Beneficiaries under the terms and provisions of the Trust Agreement, or (b) pay over to each Participant the value of his or her interest, and thereupon dissolve the Trust.

          10.3. PERMANENT DISCONTINUANCE OF PROFIT SHARING CONTRIBUTIONS. While it is the Company's intention to make substantial and recurring contributions to the Trust Fund under the provisions of the Plan, the right is, nevertheless, reserved to permanently discontinue Profit Sharing Contributions at any time. Such permanent discontinuance shall have the effect of a termination of the Plan, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of Directors to the effect that the Plan is terminated and upon receipt from the Company of instructions to dissolve the Trust Fund. Failure to make a contribution solely because of a lack of net income shall not be deemed to be a permanent discontinuance of Profit Sharing Contributions.

          10.4. SUSPENSION OF PROFIT SHARING CONTRIBUTIONS. The Company shall have the right, at any time and from time to time, to suspend Profit Sharing Contributions to the Trust Fund under the Plan. Such suspension shall have no effect on the operation of the Plan except as set forth below:

                10.4.1. If the Board of Directors determines by resolution that such suspension shall be permanent, a permanent discontinuance of contributions shall be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

                10.4.2. If a temporary suspension becomes a permanent discontinuance or a Plan termination, the discontinuance or termination shall be deemed to have occurred on the earlier of: (a) the date specified by resolution of the Board of Directors, or (b) the last day of the Plan Year next following the first Plan Year during the period of suspension in which there occurred a failure of the Employer to make contributions in a year in which there was net income out of which such contributions could have been made.

          10.5. MERGERS AND CONSOLIDATIONS OF PLANS. In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities to, any other plan, each Participant and Beneficiary shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, etc.) that is equal to or greater than the benefit he or she would have been entitled to receive immediately before such merger, etc., in this Plan (had this Plan been terminated at that time).

          10.6. TRANSFERS OF ASSETS TO OR FROM THIS PLAN. A transfer of all or any portion of the assets or liabilities of the Plan to any other plan, or the transfer of all or any portion of the assets or liabilities of another plan to this Plan, shall be in accordance with directions of the Company.

          10.7. EFFECT OF AMENDMENT AND RESTATEMENT. Notwithstanding anything herein to the contrary, the identities, Account balances, Hours of Service, and Years of Eligibility Service of Participants and Employees as of the Effective Amendment Date, and the rights of persons terminating their employment with the Employer and all Affiliates prior to the Effective Amendment Date, shall be determined under the Plan as in effect prior to the Effective Amendment Date.

                                  SECTION 11
                           PARTICIPATING EMPLOYERS

          11.1. ADOPTION BY AFFILIATES. With the consent of the Company, any Affiliate may adopt the Plan as a participating Employer. Each participating Employer shall be required to use the same Trustee and Trust Agreement as provided in this Plan, and the Trustee shall commingle, hold and invest as one Trust Fund all contributions made by participating Employers, as well as all increments thereof. With respect to all relations with the Trustee and the Administrative Committee, each participating Employer shall be deemed to have irrevocably designated the Company as its agent. The Company shall have authority to make any and all necessary rules or regulations, binding upon all participating Employers and all Participants, to effectuate the purposes of the Plan.

          11.2. EMPLOYEE TRANSFERS. If an Employee is transferred between Employers, the Employee involved shall carry with him or her the Employee's accumulated service and eligibility, no such transfer shall effect a termination of employment hereunder, and the participating Employer to which the Employee is transferred shall thereupon become obligated with respect to such Employee in the same manner as was the participating Employer from whom the Employee was transferred.

          11.3. DISCONTINUANCE OF PARTICIPATION. Any participating Employer may discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall retain assets for the Employees of the participating Employer under the Plan.

                                  SECTION 12
                           MISCELLANEOUS PROVISIONS

          12.1.  NONALIENATION OF BENEFITS.

                 12.1.1. None of the payments, benefits or rights of any Participant or Beneficiary shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process or any other legal or equitable process available to any creditor of such Participant or Beneficiary. No Participant or Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits or payments which he or she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Beneficiary or Beneficiaries as hereinbefore provided. Notwithstanding the foregoing, assignments permitted under the Code shall be permitted under the Plan, including (a) assignments pursuant to a qualified domestic relations order, and
(b) any loans made by the Trustee to a Participant that are secured by a pledge of the borrower's Account, which shall give the Trustee a first lien on such interest to the extent of the entire outstanding amount of such loan, unpaid interest thereon, and all costs of collection.

                 12.1.2. If a domestic relations order is received by the Administrative Committee, the Administrative Committee shall make a determination as to whether the domestic relations order is a qualified domestic relations order as defined in Section 414(p) of the Code, treating the domestic relations order as a claim for benefits under the Plan and all alternate payees and the Participant as claimants. Within 30 days after the Administrative Committee's receipt of the domestic relations order and at least 30 days prior to its determination, the Administrative Committee shall notify the Participant and any alternate payees other than the one who is the subject of the domestic relations order of the receipt of the domestic relations order and the procedures that the Administrative Committee will follow in determining the qualified status of the domestic relations order. During any period in which the issue of whether the domestic relations order is a qualified domestic relations order is pending, the Administrative Committee shall segregate in a separate account under the Plan the amounts which would have been payable to the alternate payee during such period if the domestic relations order had been determined to be a qualified domestic relations order. If, within 18 months, it is finally determined that the domestic relations order is a qualified domestic relations order, the Administrative Committee shall direct the Trustee to pay the segregated amount to the person entitled thereto. If, within 18 months, it is finally determined that the domestic relations order is not a qualified domestic relations order, or the issue has not yet been resolved, the Administrative Committee shall direct the Trustee to pay the segregated amount without regard to the terms of the domestic relations order. Any determination that a domestic relations order is a qualified domestic relations order which is made after the close of the 18 month period shall be applied prospectively only.

                 12.1.3. The Trustee may make a lump sum distribution to an alternate payee pursuant to a qualified domestic relations order as soon as administratively practical after the Valuation Date following the earlier of the date a Participant attains age 50 or the date a Participant terminates employment. The Trustee may make a lump sum distribution pursuant to a qualified domestic relations order before such date provided no more than one distribution is made to each alternate payee.

          12.2. NO CONTRACT OF EMPLOYMENT. Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or Account, nor the payment of any benefits, shall be construed as giving any Participant or Employee, or any person whomsoever, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

          12.3. TITLE TO ASSETS. No Participant or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon termination of his or her employment or otherwise, except to the extent of the benefits payable under the Plan to such Participant or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefor in any manner.

          12.4. EFFECT OF ADMISSION. By becoming a Participant, each Employee shall be conclusively deemed to have assented to the provisions of the Plan and the corresponding Trust Agreement and to all amendments to such instruments.

          12.5. PAYMENTS TO MINORS, ETC. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing, or reasonably appearing to provide, for the care of such person, and such payment shall fully discharge the Trustee, the Administrative Committee, the Employer and all other parties with respect thereto.

          12.6. APPROVAL OF RESTATEMENT BY INTERNAL REVENUE SERVICE. Notwithstanding anything herein to the contrary, if the Commissioner of the Internal Revenue Service or his delegate should determine that the Plan, as amended and restated, does not qualify as a tax-exempt plan and trust under Sections 401 and 501 of the Code, and such determination is not contested, or if contested, is finally upheld, then the Plan shall operate as if it had not been amended and restated.

          12.7. OTHER MISCELLANEOUS. If any provision of this Plan is held invalid or unenforceable, such holding will not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions were not been included. The Plan shall be binding upon the heirs, executors, administrators, personal representatives, successors, and assigns of the parties, including each Participant and Beneficiary, present and future. The headings and captions herein are provided for convenience only, shall not be considered a part of the Plan, and shall not be employed in the construction of the Plan. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa. The Plan shall be construed and enforced according to the laws of the State of Ohio to the extent not preempted by federal law, which shall otherwise control.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed as of the 12th day of January, 1996.

                                      THE SCOTTS COMPANY


                                      By:      /s/  ROBERT A. STERN
                                         -----------------------------------
                                         Robert A. Stern, Vice President -
                                         Human Resources

                                  APPENDIX A


MERGER

Effective as of December 31, 1995, the Stern's Miracle-Gro Products, Inc. Employees 401(k) Savings Plan (the "Miracle-Gro 401(k) Plan") is merged into this Plan. On and after such date:

(a) Assets and liabilities of the Miracle-Gro 401(k) Plan shall be transferred to this Plan.

(b) Each person with an account balance under the Miracle-Gro 401(k) Plan shall have an Account under this Plan.

(c) Each participant in the Miracle-Gro 401(k) Plan who is employed on December 31, 1995 shall become a Participant in this Plan on December 31, 1995. Such persons are referred to herein as "Miracle-Gro Transferees."

Notwithstanding, assets may continue to be invested under the terms of the Miracle-Gro 401(k) Plan until it is administratively practicable to transfer assets to the Investment Funds.

ELIGIBILITY AND VESTING

All years of service under the Miracle-Gro 401(k) Plan shall count as Years of Eligibility Service under this Plan. The Account balance of a Miracle-Gro Transferee shall be fully vested and nonforfeitable. However, the vesting of a participant in the Miracle-Gro 401(k) Plan who terminated employment before December 31, 1995 shall be governed by the terms of the Miracle-Gro 401(k) Plan as in effect when he or she terminated employment.

ADDITIONAL FORMS OF DISTRIBUTION

Notwithstanding anything in the Plan to the contrary, a Participant may elect to have the portion of his or her Account which is attributable to participation in the Miracle-Gro 401(k) Plan distributed in any of the following forms:

(a)  a lump sum, which shall be the normal form of benefit as provided above;

(b) periodic installments over a period of time to be elected by the Participant;

(c)  an annuity for the life of the Participant;

(d) an immediate annuity for the life of the Participant with a survivor annuity for the life of the Participant's Beneficiary which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and his Beneficiary;

(e) any other annuity form of payment provided by an insurance company through the purchase of an annuity contract.

SPOUSE'S RIGHTS IF ANNUITY ELECTED

(a) In the event that a married Participant elects any optional method of payment which provides an annuity, the benefit of such married Participant shall be paid in the form of a Qualified Joint and Survivor Annuity, unless, within the 90-day period ending on the Annuity Starting Date, the spouse of the Participant consents, pursuant to a Qualified Election, to another method of payment.

(b) "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity shall not be effective unless (a) the Participant's spouse consents in writing to the election; (b) the spouse's consent acknowledges the effect of the election; and (c) the spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without consent of the spouse (or the spouse expressly permits designations by the Participant without any further consent of the spouse). If it is established to the satisfaction of a Plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a Qualified Election.
     Any consent by a spouse obtained under this provision (or establishment that the consent of a spouse may not be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Appendix.

(c) "Qualified Joint and Survivor Annuity" means an immediate annuity, purchased with the Participant's Account balance, for the life of the Participant with a survivor annuity for the life of the spouse which is equal to 50% of the amount of the annuity which is payable during the joint lives of the Participant and the spouse.

MAXIMUM PAYMENT PERIOD

If a Participant's Account is to be distributed in other than an immediate lump sum, minimum annual payments under the Plan must be paid over one of the following periods (or a combination thereof):

(a)  the life of the Participant;

(b)  the life of the Participant and a designated Beneficiary;

(c) a period certain not extending beyond the life expectancy of the Participant; or

(d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

DEFERRED DISTRIBUTION

A Participant may elect to defer payment of the portion of his or her Account attributable to participation in the Miracle-Gro 401(k) Plan. However, the entire interest of the Participant must be distributed, or begin to be distributed, no later that the Participant's required beginning date. The required beginning date of a retired or active Participant is the first day of April following the calendar year in which such individual attains age 70-1/2, except as otherwise elected in accordance with Appendix A of the Miracle-Gro 401(k) Plan (applicable to pre-TEFRA Section 242 elections). The minimum distribution for other calendar years, including the minimum distribution for the calendar year in which the Participant's required beginning date occurs, must be made on or before the December 31 of that distribution calendar year. A distribution calendar year is a calendar year for which a minimum distribution is required. The first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. All distributions required under this Section shall be determined and made in accordance with the Income Tax Regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Section 1.401(a)(9)-2 of the Proposed Regulations.

















                                      3